                                                                    Exhibit 28.1


Wachovia Credit Card Master Trust (WACMT)
Excess Spread Analysis - September 2001

                                                                             Delinquencies
                                   Monthly      Gross        Net
                        Excess     Payment    Portfolio    Charge-    30-59      60-89
                        Spread      Rate        Yield        Offs     days       days      90+ days
                      ------------------------------------------------------------------------------
Series 1999-1
   Aug-01               5.25%      11.64%       17.99%      6.16%    1.2127%    0.7696%    1.5943%
   Sep-01               4.81%      10.15%       16.67%      6.02%    1.2564%    0.8545%    1.6321%


Series 2000-1
   Aug-01               5.27%      11.64%       17.99%      6.16%    1.2127%    0.7696%    1.5943%
   Sep-01               4.82%      10.15%       16.67%      6.02%    1.2564%    0.8545%    1.6321%